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                                                                    EXHIBIT 10.6

                               SERVICES AGREEMENT



         This SERVICES AGREEMENT (as amended, supplemented or otherwise modified from time to time and at any time, the "Services Agreement"), is entered into as of May 15, 2000, between INDIAN-MARTIN AG, a Swiss corporation ("AG"), and Indian Industries, Inc. ("Indian Industries" or in its capacity as servicer, the "Servicer"), a corporation incorporated under the laws of Indiana.

                                   DEFINITIONS

         Unless otherwise defined herein or the context otherwise requires, certain terms that are used throughout the Services Agreement are defined in
Exhibit 1 to the Receivables Purchase Agreement, dated as of even date herewith, between AG and Indian Industries, which definitions set forth on said Exhibit 1 are incorporated herein by this reference.

                             PRELIMINARY STATEMENTS

         AG is purchasing Receivables and Related Rights from Indian Industries pursuant to the Receivables Purchase Agreement.

         AG desires to appoint Indian Industries as the Servicer to collect Assigned Receivables and Related Rights as AG may from time to time purchase from Indian Industries.

         Indian Industries is willing to undertake to act as the Servicer for AG.

         NOW, THEREFORE, in consideration of the mutual promises and provisions herein contained, the parties agree as follows:

ARTICLE 1                  COLLECTION SERVICES

         Section 1.1 Appointment of Servicer. AG hereby appoints Indian Industries to perform the duties and obligations of the Servicer.

         Section 1.2 Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Assigned Receivable from time to time, all in accordance with the Services Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer shall set aside for the account of AG the amount of the Collections to which AG is entitled in accordance with the Receivables Purchase Agreement and

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shall deposit for the account and benefit of AG the amount of such Collections as AG shall direct the Servicer. The Servicer, if instructed by AG or its lender, will instruct all Obligors to cause all Collections to be sent to a Lock Box Account. In the event that Indian Industries receives Collections directly from any Obligor, Indian Industries shall deposit such Collections into a Lock Box Account by the end of the then current four week accounting period of Indian Industries.

                  (c) The Servicer, at the direction of AG or its lender, shall commence or settle any legal action to enforce collection of any Assigned Receivable or to foreclose upon or repossess any Related Property.

                  (d) The Servicer shall perform such other acts and provide such other services as AG or its lender may from time to time reasonably request and the Servicer may agree to perform or provide.

                  (e) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Assigned Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Assigned Receivables (including, without limitation, records adequate to permit the daily identification of each new Assigned Receivable and all Collections of and adjustments to each existing Assigned Receivable), but only for a period of at least forty-eight (48) months from the date of the origination thereof.

                  (f) The Servicer shall permit AG or its lender on reasonable notice at any time during normal business hours to inspect, audit, check and make abstracts from accounts, records, correspondence and other papers pertaining to the Assigned Receivables.

         AG shall deliver to the Servicer and the Servicer shall hold for the benefit of AG, all records and documents (including without limitation computer tapes or disks) with respect to each Assigned Receivable.

ARTICLE 2         CONSIDERATION FOR PERFORMANCE OF SERVICER'S ACTIVITIES

         Section 2.1 Compensation for Performance of Servicer's Activities. In consideration for the performance of the Servicer's collection and servicing activities set forth in Article 1 of this Services Agreement (the "Servicing Activities"), AG shall compensate the Servicer in an amount equal to the Operating Costs incurred by the Servicer plus the Percentage Fee. The term "Operating Costs" shall mean the costs of those Services as set out in Annex 1 to this Services Agreement. The term "Percentage Fee" shall equal the percentage of Operating Costs as determined pursuant to an economic transfer pricing study as calculated by an independent third



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party acceptable to both AG and the Servicer. AG and the Servicer agree that until otherwise agreed the initial Percentage Fee shall equal 2.23% of Operating Costs based upon the economic transfer pricing study that has been previously agreed to by AG and Servicer.

         Section 2.2 Reports. The Servicer shall provide reports to AG listing the Servicing Activities that the Servicer has provided for AG during each fiscal quarter of the Servicer. Each Report shall be submitted no later than fifteen (15) days following the end of each quarter of the calendar year, and shall be in the form of Annex 2 to this Services Agreement.

         Section 2.3 Payment by AG. AG shall pay the amount stated in a Report to the Servicer within thirty (30) days following receipt of such Report.

         Section 2.4 Currency. All financial obligations originating from the term and conditions of this Article 2 shall be denominated in U.S. dollars.

ARTICLE 3         INDEPENDENT CONTRACTOR

         Section 3.1 Independent Contractor. The Servicer is, and shall remain, an independent contractor, and not an employee or partner of AG. The Servicer shall be solely liable for any loss or damage caused by it or its employees or agents.

         Section 3.2 Servicer Not an Agent. AG does not appoint the Servicer as its agent or authorize the Servicer to hold itself out as agent of AG, nor does AG authorize the Servicer to pledge the credit of, or enter into any contract on behalf of, AG.

         Section 3.3 Contracts. The Servicer shall not have the right to assume or create any obligation of any kind, either express or implied, on behalf of AG, except as expressly provided for in this Services Agreement. No agreement or commitment made on behalf of AG is binding on AG without a confirmation by cable, facsimile, or other writing by a person duly authorized to act on AG's behalf.

ARTICLE 4         INDEMNIFICATION

         The Servicer agrees to indemnify AG and each of its permitted assigns, officers, directors, employees, agents, lenders or secured creditors (each of the foregoing Persons being individually called a "Indemnified Party") against, and hold AG and each Indemnified Party harmless from, any and all claims asserted against AG or any Indemnified Party by any third party arising out of any wrongful or negligent act or omission of the Servicer in performing any of the activities that the Servicer shall perform or furnish for AG pursuant to the provisions of the Services Agreement; provided however, that AG shall promptly notify the Servicer in writing of each such claim made or suit thereon instituted against AG or any Indemnified Party and the details thereof, and shall not pay or compromise any such claim or suit without the written




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approval of the Servicer, and the Servicer shall be permitted to assume and direct the defense of any such suit by counsel of its own choosing.

ARTICLE 5                  COMPLIANCE WITH LAW

         The Servicer agrees that it shall not violate any applicable law or regulation of any country or political subdivision in performing or purporting to perform its obligations arising out of, or in connection with, the Services Agreement. The Servicer agrees to maintain any records required by applicable laws and regulations and to provide all written assurances required by AG or its lender in connection with compliance with this Article 5.

ARTICLE 6                  PAYMENTS AND COMPUTATIONS

         Section 6.1 Amounts Paid by Indian. All amounts to be paid or deposited by the Servicer hereunder shall be paid or deposited no later than 2:00 p.m. (Central time) on the day when due in same day funds. All amounts received after 2:00 p.m. (Central time) will be deemed to have been received on the immediately succeeding Business Day.

         Section 6.2 Amounts Paid by AG. All amounts to be paid or deposited by AG hereunder shall be paid or deposited no later than 2:00 p.m. (Zurich time) on the day when due in same day funds. All amounts received after 2:00 p.m. (Zurich time) will be deemed to have been received on the immediately succeeding Business Day.

         Section 6.3 Business Day. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day.

ARTICLE 7                  TERM AND TERMINATION

         Section 7.1 Term. The Services Agreement may be terminated by either party at any time by giving the other party thirty (30) days' prior written notice of the effective date of termination.

         Section 7.2 Rights on Termination. On termination of the Services
Agreement:

                  (a) All rights and obligations of the parties shall cease and terminate except that the obligations of both parties under the Services Agreement otherwise shall continue in effect after the date of termination with respect to all Assigned Obligations owned by AG on the date of termination or previously acquired by AG (including obligations of accounting and rights of indemnification provided for herein).

                  (b) The Servicer shall turn over to AG records and documents in the



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Servicer's files relating to Assigned Receivables (including without limitation computer tapes or disks with respect to each Assigned Receivable). All such records and information shall be treated as confidential and shall not be disclosed by the Servicer to any other Person either during or after the term of the Services Agreement without the prior written consent of AG.

ARTICLE 8                  MISCELLANEOUS

         Section 8.1 Notices. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (which shall include facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name below or at such other address or facsimile number as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one
(1) Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  The Servicer:              Indian Industries, Inc.
                                             817 Maxwell Avenue
                                             Evansville, IN 47717
                                             Attention: ______________
                                             Telephone: _____________
                                             Facsimile: ______________

                  AG:                        Indian - Martin AG
                                             Aegeristrasse 66
                                             6300, Zug
                                             Switzerland
                                             Attention: President
                                             Telephone:  0041 41 720 34 45
                                             Facsimile:  0041 41 720 34 46

         Section 8.2 Force Majeure. If the performance of any part of the Services Agreement by either party, or of any obligation under the Services Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss in good faith what, if any, modification of the terms of the Services Agreement may be required in order to arrive at an equitable solution.



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         Section 8.3 Successors and Assigns. The Services Agreement shall be binding on and shall inure to the benefit of the parties, Affiliates, their respective successors, successors in title, and assigns, and each party agrees, on behalf of it, its Affiliates, successors, successors in title, and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purposes and intentions of the Services Agreement and hereby authorizes and directs its Affiliates, successors, successors in title, and assigns to execute any and all such instruments. Each and every successor in interest to any party or Affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of the Services Agreement. The rights of the parties, Affiliates, and their successors in interest, as among themselves and shall be governed by the terms of the Services Agreement, and the right of any party, Affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under the Services Agreement shall be subject to the limitations and restrictions of the Services Agreement.

         Section 8.4 Amendment. No change, modification, or amendment of the Services Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced and any lender of AG to which AG shall have granted a Lien in, or assigned to, any of the Assigned Receivables.

         Section 8.5 Remedies Cumulative. The remedies of the parties under the Services Agreement are cumulative and shall not exclude any other remedies to which either party may be lawfully entitled.

         Section 8.6 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such further documents and take such further actions as may be required to implement any of the provisions of the Services Agreement.

         Section 8.7 No Waiver. The failure of either party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of the Services Agreement.

         Section 8.8 Entire Agreement. The Services Agreement embodies the entire agreement and understandings of the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Person, verbal or written, relating to the subject matter hereof and thereof. The Annexes to the Services Agreement shall be deemed incorporated by reference into the Services Agreement as if set forth herein.

         Section 8.9 Headings. The captions and heading of the Services Agreement and in



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any Annex hereto are for convenience of reference and shall not affect the interpretation hereof or thereof.

         Section 8.10 Counterparts. The Services Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 8.11 Applicable Law. The Services Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Indiana without reference to the choice or conflicts of laws rules or principles of any foreign or domestic jurisdiction.

         Section 8.12 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

         IN WITNESS WHEREOF, the parties have caused the Services Agreement to be executed and delivered by their respective duly authorized officers, as of the date first above written.

                                      INDIAN INDUSTRIES, INC.


                                      By:          /s/ John R. Wilson
                                               -----------------------------

                                                   John R. Wilson, Secretary
                                               -----------------------------
                                                   (Printed Name and Title)

                                      INDIAN - MARTIN AG


                                      By:          /s/ Lars Haussmann
                                               -----------------------------
                                                   Lars Haussmann, Director
                                               -----------------------------
                                                   (Printed Name and Title)



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                                                                         ANNEX 1

           DEFINITION OF OPERATING COSTS

         Operating Costs shall include the following categories:

         A.       Direct costs ("Direct Costs") of the Servicing Activities:

                  o Costs or deductions for compensation, bonuses, and travel expenses attributable to employees directly engaged in performing the servicing

                  o Materials and supplies directly consumed in rendering the servicing

                  o        Other costs in connection with the servicing

         B. Indirect costs that relate to the Direct Costs ("Indirect Costs") attributable to the Servicing Activities:

                  o Including utilities, occupancy, supervisory and clerical compensation, and other overhead burden of the department incurring the Direct Costs. Indirect Costs also include an appropriate share of the costs relating to supporting department and other applicable general and administrative expense to the extent reasonably allocable to the Servicing Activities.

                  o Excluded costs include interest expense and expenses of compliance with regulations or policies imposed upon the Servicer that are not directly related to the Servicing Activities.



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                                                                         ANNEX 2

                   REPORT OF SERVICING ACTIVITIES PROVIDED BY
                  SERVICER TO AG PURSUANT TO SERVICES AGREEMENT

To:               [Name and Address]

From:             [Name and Address]

Date:             [Date]

           You are receiving this Report pursuant to Section 2 of the Services Agreement (the "Services Agreement") , dated as of May 15, 2000, between Indian-Martin AG and Indian Industries, Inc. (the "Servicer"). Unless defined herein, capitalized terms that are used throughout this Report are defined in the Services Agreement.

           During the period from [Date] to [Date] (the "Period"), the Servicer performed to following described Servicing Activities:__________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

During the Period, the Servicer incurred Operating Costs in the following categories:

                         [List of Operating Categories]

                           [Total of Operating Costs]

           Pursuant to the Services Agreement, the compensation due the Servicer for the Period is the total of Operating Costs and the Percentage Fee. Accordingly, the compensation due for this Period is $_______________ [Total of Operating Costs + Percentage Fee].

           All supporting information with respect to the Operating Costs is in the Servicer's files. Please advise if you have any questions or comments about these matters.



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